Exhibit 99.1

LuxUrban Hotels Inc. Announces Record 2023 Second Quarter Financial Results

Net Rental Revenue Rose to $31.9 Million from $10.2 Million

EBITDA Improved to $8.4 Million and Cash Net Income Rose to $7.2 Million; Net Loss of $(26.8) Million Included $28.5 Million of One-time, Non-Cash Financing Costs Associated with Acquisition / Elimination of Future Revenue Share Payments

Significantly Reduced Debt Profile, Including Elimination of All Senior Secured Debt

Shareholders’ Equity of $13.5 Million Represented a $16.7 Million Improvement from December 31, 2022

Collaboration with Wyndham Hotels & Resorts Expected to Accelerate LuxUrban’s

Asset-Light Acquisition Growth Strategy

MIAMI, FL, August 8, 2023 — LuxUrban Hotels Inc. (or the “Company”) (Nasdaq: LUXH), which utilizes an asset-light business model to lease entire hotels on a long-term basis and rent out hotel rooms in these properties in key major metropolitan cities, today announced financial results for the second quarter ended June 30, 2023 (“Q2 2023”). Reported results include cash net income and EBITDA, which are non-GAAP measures and are accompanied by reconciliation tables in this release.

“By continuing to employ a disciplined, asset-light growth strategy, strict underwriting criteria, and a commitment to delivering the highest-level customer experience, in Q2 2023 we delivered significant quarter-over-quarter increases in net rental revenue, EBITDA, and cash net income, strengthened our financial position, and expanded our operations portfolio to 17 properties under Master Lease Agreements and 1,625 rooms available for rent as of August 8, 2023,” said Brian Ferdinand, Chairman and Chief Executive Officer of LuxUrban Hotels. “We have also continued to explore ways to evolve our business model in pursuit of long-term and sustainable growth, as reflected in our recently announced agreement with Wyndham Hotels & Resorts. Our collaboration with Wyndham is a tremendous leap forward for LuxUrban and a validation of our operating model, execution abilities, and large opportunity landscape. When combined with the financial and operational initiatives we have consummated over the last year, we believe we are now in the best position in our history to accelerate growth, enhance cash flow and capture the benefits of scale.”

The table below is provided to illustrate the Company’s operational progress over the last four quarters.

$ In 000s	Q2 2023	Q1 2023	Q4 2022		Q3 2022
Net Rental Revenue	$31, 861	$22,814	$12,900		$11, 575
Net Loss	$(26,775)	$(2,781)	$(8,355	)*	$(3,217)
EBITDA	$8,435	$4,040	$2,739	*	$186
Cash Net Income(Loss)	$7,245	$2,191	$586	*	$(1,220)
Hotel Rooms Available for Rent	1,625	1,034	680		571
*	not previously broken out

Mr. Ferdinand noted that the $26.8 million net loss for Q2 2023 was due primarily to one-time, non-cash financing costs of $28.5 million associated with a previously announced agreement with its pre-IPO investors that eliminated an estimated $87.5 million in Revenue Share payments in exchange for a the issuance, from time to time, in each case, at the pre-IPO investor’s election upon 61 days prior written notice delivered to the Company on and after September 1, 2023 and before August 31, 2028, up to an aggregate of 6,740,000 shares of the Company’s common stock, subject to an extended lock up agreement (the “Revenue Share Agreement”). Absent these one-time, non-cash charges, cash net income for Q2 2023 was $7.2 million.

“Less than one year after completing our initial public offering, we have transformed our financial profile by eliminating the entirety of the approximately $9.8 million of senior secured debt held by our pre-IPO lenders and an estimated $87.5 million in future Revenue Share payments, all while pursuing a focused, high-conviction commitment to growth and profitability,” said Shanoop Kothari, President and Chief Financial Officer. “We are benefiting from rising levels of business and leisure travel across our property portfolio and expect a strong second half of the year, which will complement our improved liquidity position, enhanced cash flow profile, and access to fresh, non-dilutive growth and working capital via our agreement with Wyndham.”

Q2 2023 Financial Results Overview

●	Q2 2023 net rental revenue rose 212% to $31.9 million from $10.2 million in the second quarter of 2022 (“Q2 2022”), driven primarily by an increase in average units available to rent from 565 in Q2 2022 to 1,086 in Q2 2023, as well as improved revenue per available room, or RevPAR, during this period.

●	Q2 2023 rent expense was $4.8 million, or 15.2% of net rental revenue, compared to $2.1 million, or 20.9% of net rental revenue in Q2 2022.

●	Non-cash rent expense amortization rose to $2.6 million from $1.1 million in Q2 2022.

●	Q2 2023 gross profit rose to $10.2 million, or 31.9% of net rental revenue, from $2.9 million, or 28% of net rental revenue in Q2 2022.

●	Q2 2023 general & administrative expenses were $4.4 million, or 13.9% of net rental revenue, compared to $0.9 million, or 8.7% of net rental revenue, in Q2 2022.

●	Income from operations improved to $4.8 million from $2.0 million in Q2 2022.

●	Q2 2023 net loss of $(26.8) million, or $(0.78) per share, compared to net income of $0.8 million, or $0.04 per share, in Q2 2022.

●	Q2 2023 net loss primarily included:

○	$28.5 million in one-time, non-cash financing costs associated with the Revenue Share Agreement

○	$0.8 million one-time, non-cash issuance of stock for operating expenses

○	$0.2 million of non-cash stock option compensation expense

●	Adjusted cash net income rose to $7.2 million compared to $1.9 million in Q2 2022.

●	EBITDA increased to $8.4 million from $3.2 million in Q2 2022.

Q2 2023 Operational Highlights

●	Year-to-date RevPAR rose to $291 from $138 in the same period in 2022, and from $247 as of the year ended December 31, 2022.

●	Total short-term stay units hosting guests in Q2 2023 rose to 1,086 from 584 in Q2 2022, and from 839 at December 31, 2022.

●	As of August 8, 2023, the Company had 17 short-term stay hotels under Master Lease Agreements consisting of 1,625 rooms.

Financial Condition at June 30, 2023 Compared to December 31, 2022

●	Cash and cash equivalents were $3.8 million compared to $1.1 million.

●	Restricted cash was unchanged at $1.1 million.

●	Total debt declined to $4.6 million from total debt of $14.0 million.

●	Net debt declined to $0.8 million from net debt of $12.9 million.

●	Shareholders’ Equity improved to $13.5 million from a Deficit of $(3.3) million.

●	Working capital excluding short-term loans payable increased to $3.7 million from a deficit of $9.6 million.

2023 and 2024 Guidance

For the year ending December 31, 2023, the Company is reiterating its guidance of net rental revenue of $115 to $120 million and EBIDTA of $25 to $30 million, and for the year ending December 31, 2024 the Company is reiterating net rental revenue and EBITDA guidance of $220 to $240 Million and $48 to $60 million, respectively. The Company also continues to expect that 2,500-3,000 total short-term stay hotel units will be operational by December 31, 2023.

The financial guidance for 2023 and 2024 does not reflect, among other factors, any expected material positive contribution on net rental revenue and EBITDA generated by: a) the commencement of operations at scheduled new properties; and b) the collaboration with Wyndham Hotels & Resorts. The Company expects to update its annual guidance accordingly to reflect these developments.

This financial and operations guidance is based on, among other factors, the Company’s beliefs and expectations regarding current business, economic, and public health conditions; the status of the Company’s acquisition pipeline and its ability to enter into these potential leases; and its current view of forward-looking unit operating metrics.

Conference Call

The Company will host a conference call on Wednesday, August 9, 2023 at 10:00 am Eastern Time to discuss the results. Investors interested in participating in the live call can dial:

●	(877) 407-9753 - U.S.

●	(201) 493-6739 - International

A simultaneous webcast of the call may be accessed online from the Events & Presentations section of the Investor Relations page of the Company’s website at www.luxurbanhotels.com.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes an asset light business model to lease entire hotels on a long-term basis and rent out hotel rooms in the properties it leases to business and vacation travelers through the company’s online portal and third-party sales and distribution channels. The company currently manages a portfolio of hotel rooms in New York, Washington D.C., Miami Beach, New Orleans and Los Angeles. As of the date of this release, the company has approximately 1,625 hotel rooms available for rent, and seeks to rapidly build its portfolio on favorable economics through the acquisition of additional accommodations that were dislocated or are underutilized as a result of the pandemic and current economic conditions. In late 2021, the company commenced the process of winding down its legacy business of leasing and re-leasing multifamily residential units, as it pivoted toward its new strategy of leasing hotels. This transition has been substantially completed.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to financial and operational guidance, the success of the Company’s collaboration with Wyndham Hotels & Resorts, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our 10-K for the year ended December 31, 2022 and in Item 1A of our Form 10-Q for the three months ended June 30, 2023. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Non-GAAP Information

The Company defines cash net income as net income (loss) before non-cash financing costs, non-cash stock compensation expense, non-cash stock option expense, non-cash rent amortization expense, accrued taxes, non-cash issuance of common stock for operating expenses, and depreciation. The Company believes that cash net income is useful to investors as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity. The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including EBITDA. The Company defines EBITDA as net income (loss) before interest, taxes, financing costs, depreciation and amortization, stock compensation expense and stock option expense, and incremental costs associated with its exit from SoBeNY. The Company defines net debt as current and long-term loans payable and short-term financing costs (together, total debt) less cash and cash equivalents. The Company’s management uses these non-GAAP financial metrics and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes these non-GAAP financial metrics are useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. EBITDA, net debt and cash net income are not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business. For purposes of the guidance provided herein for the year ended December 31, 2023, however, estimating such GAAP measures with the required precision necessary to provide a meaningful reconciliation could not be accomplished without unreasonable effort. Non-GAAP measures for future periods, which cannot be reconciled to the most comparable GAAP financial measures are calculated in a manner which is consistent with the accounting policies applied in the Company’s consolidated financial statements. A reconciliation of net income (loss) to EBITDA and net income (loss) to Cash net income is included in the financial tables included with this press release.

CONTACT
LuxUrban Hotels Inc.	The Equity Group Inc.
Shanoop Kothari	Devin Sullivan, Managing Director
President & Chief Financial Officer	dsullivan@equityny.com
shanoop@luxurbanhotels.com

Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2023	2022	2023	2022

Net Rental Revenue	$31,861,098	$10,201,338	$54,675,273	$19,300,763
Rent Expense	4,844,114	2,133,569	10,265,981	4,584,547
Non-Cash Rent Expense Amortization	2,583,272	1,115,180	4,234,941	1,202,902
Other Expenses	14,254,698	4,095,971	24,633,463	8,143,433
Total Cost of Revenue	21,682,084	7,344,720	39,134,385	13,930,882
Gross Profit	10,179,014	2,856,618	15,540,888	5,369,881

General and Administrative Expenses	4,417,237	885,621	7,159,823	1,865,227
Non-Cash Issuance of Common Stock for Operating Expenses	784,314	-	1,669,130	-
Non-Cash Stock Compensation Expense	-	-	429,996	-
Non-Cash Stock Option Expense	204,814	-	372,387	-
Total Operating Expenses	5,406,365	885,621	9,631,336	1,865,227
Income from Operations	4,772,649	1,970,997	5,909,552	3,504,654
Other Income (Expense)
Other Income	58,370	137,154	98,248	587,067
Cash Interest and Financing Costs	(1,189,901)	(595,742)	(3,320,506)	(1,159,879)
Non-Cash Financing Costs	(28,522,740)	-	(30,227,289)	-
Total Other Expense	(29,654,271)	(458,588)	(33,449,547)	(572,812)
(Loss) Income Before Provision for Income Taxes	(24,881,622)	1,512,409	(27,539,995)	2,931,842
Provision for Income Taxes	1,893,039	750,000	2,015,200	750,000
Net (Loss) Income	$(26,774,661)	$762,409	$(29,555,195)	$2,181,842
Basic and Diluted (Loss) Earnings Per Common Share	$(0.78)	$0.04	$(0.94)	$0.10
Basic and Diluted Weighted Average Number of Common Shares Outstanding	34,291,045	21,675,001	31,490,759	21,315,747

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and Cash Equivalents	$3,777,678	$1,076,402
Treasury Bills	-	2,661,382
Processor Retained Funds	6,911,532	6,734,220
Channel Retained Funds and Receivables from On-Line Tavel Agencies	5,863,561	-
Prepaid Expenses and Other Current Assets	1,846,433	963,300
Security Deposits - Current	112,290	112,290
Total Current Assets	18,511,494	11,547,594
Other Assets
Furniture, Equipment and Leasehold Improvements, Net	564,053	197,129
Restricted Cash	1,100,000	1,100,000
Security Deposits - Noncurrent	19,366,130	11,233,385
Prepaid Expenses and Other Noncurrent Assets	559,838	559,838
Operating Lease Right-Of-Use Assets, Net	177,480,671	83,325,075
Total Other Assets	199,070,692	96,415,427
Total Assets	$217,582,186	$107,963,021
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$6,581,745	$6,252,491
Rents Received in Advance	3,092,972	2,566,504
Short Term Business Financing	1,706,836	2,003,015
Loans Payable - Current	1,456,187	10,324,519
Operating Lease Liabilities - Current	6,020,163	4,293,085
Accrued Income Taxes	2,015,200	-
Total Current Liabilities	20,873,103	25,439,614
Long-Term Liabilities
Loans Payable	1,448,829	1,689,193
Security Deposit Letter of Credit	3,500,000	2,500,000
Operating Lease Liabilities - Noncurrent	178,312,362	81,626,338
Total Long-Term Liabilities	183,261,191	85,815,531
Total Liabilities	204,134,294	111,255,145
Commitments and Contingencies
Stockholders' Equity (Deficit)
Common Stock (shares authorized, issued and outstanding - 35,136,591 and 27,691,918, respectively)	351	276
Additional Paid In Capital	64,021,728	17,726,592
Accumulated Deficit	(50,574,187)	(21,018,992)
Total Stockholders' Equity (Deficit)	13,447,892	(3,292,124)
Total Liabilities and Stockholders' Equity (Deficit)	$217,582,186	$107,963,021

Non-GAAP Financial Measures

To supplement the condensed consolidated financial statements, which are prepared in accordance with GAAP, we use EBITDA and Cash Net Income as a non-GAAP financial measures. We define EBITDA and Cash Net Income above in the paragraph entitled “Non-GAAP Information.”

The following table provides reconciliation of net loss to EBITDA and Cash Net Income:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net Income (Loss)	$(26,774,661)	$762,409	$(29,555,195)	$2,181,842

Provision for Income Taxes and Other Taxes	1,893,039	750,000	2,015,200	750,000
Cash Interest and Financing Costs	1,189,901	595,742	3,320,506	1,159,879
Non-Cash Financing Costs	28,522,740	-	30,227,289	-
Non-Cash Issuance of Common Stock for Operating Expenses	784,314	-	1,669,130	-
Non-Cash Stock Option Expense	204,814	-	372,387	-
Non-Cash Rent Expense Amortization	2,583,272	1,115,180	4,234,941	1,202,902
Depreciation Expense	31,847	2,556	42,878	2,556
SoBe Exit Costs	-	-	602,726	-
EBITDA	$8,435,266	$3,225,887	$12,929,862	$5,297,179

Net Income (Loss)	$(26,774,661)	$762,409	$(29,555,195)	$2,181,842
Non-Cash Financing Costs	28,522,740	-	30,227,289	-
Non-Cash Issuance of Common Stock for Operating Expenses	784,314	-	1,669,130	-
Non-Cash Stock Option Expense	204,814		372,387
Non-Cash Rent Expense Amortization	2,583,272	1,115,180	4,234,941	1,202,902
Accrued Taxes	1,893,039	-	2,015,200	-
Depreciation Expense	31,847	2,556	42,878	2,556
Cash Net Income	$7,245,365	$1,880,145	$9,006,630	$3,387,300